CORNING NATURAL GAS HOLDING CORPORATION

AMENDED AND RESTATED BY-LAWS

ARTICLE I.
OFFICES

Section 101. Offices. The principal office of the Corporation shall be in the City of Corning, Steuben County, State of New York.

ARTICLE II.
SHAREHOLDERS' MEETINGS

Section 201. Place of Meetings. The place of all meetings of the shareholders shall be the principal office of the Corporation in the City of Corning, County of Steuben, State of New York, or at such other place within the State of New York as shall be determined by the Board of Directors, the place at which any such meeting shall be held to be stated in the notice and call of the meeting

Section 202. Annual Meetings. The Annual Meeting of Shareholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held each year at a day and time each year fixed by the Board of Directors, which day and time shall be set forth in the notice of meeting.

Section 203. Voting. At all Shareholders' Meetings all questions shall be determined by majority vote of the Common Stock present in person or by proxy, unless otherwise specifically provided by statute, or by the Certification of Incorporation as amended, or by these By-Laws.

Section 204. Special Meetings. Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by resolution of the Board of Directors or by the President, and shall be called by the Chairman of the Board of Directors or the Secretary at the request in writing of a majority of the Board of Directors. Any such request shall state the purpose or purposes of the proposed meeting, and the business to be transacted at such meeting, which shall be confined to such purposes.

Section 205. Notice. Notice of the time, place and purpose of meetings of shareholders shall be given by written or electronic notice of the same signed by the Chairman of the Board of Directors, the President or any Vice President, or the Secretary or an Assistant Secretary at least 10 days and not more than 60 days prior to the meeting. If notice is mailed, it shall be sent with postage prepaid, to each shareholder of record of the Corporation entitled to vote at such meeting and addressed to the shareholder's last known post office address appearing on the books of the Corporation.

Section 206. Quorum. A quorum at any Annual or Special Meeting of Shareholders shall consist of shareholders representing either in person or by proxy a majority of the outstanding capital stock of the Corporation entitled to vote at such meeting, except as otherwise provided by law or in the Certificate of Incorporation. In the absence of a quorum the meeting may be adjourned to a fixed date thereafter by majority vote of the stock present at the meeting in person or by proxy and entitled to vote.

Section 207. Election Inspectors. One or more Inspectors of Election may be appointed by the Board of Directors to serve at any election of directors by shareholders and at any meeting or any adjournment thereof of shareholders at which written ballots are to be taken, and in case of a vacancy at the time of the meeting such vacancy shall be filled by the Chairman or other person presiding at the meeting. Inspectors of election shall be sworn faithfully to execute their duties with strict impartiality and according to the best of their ability, and they shall subscribe to said oath.

Section 208. Duties of Inspectors of Election. Whenever one or more inspectors of election may be appointed as provided in these By-laws, he, she or they shall determine the number of shares outstanding and entitled to vote, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. In determining the number of shares outstanding, the inspectors may rely on reports of the Secretary or transfer agent. In determining the voting power of each share, the inspectors may rely on reports of the Secretary. In determining the results of any voting, the inspectors may rely on the reports of the Secretary as to the vote required to take any action or the vote required in an election.

Section 209. Proxies. Every shareholder entitled to vote at any meeting may vote in person or by proxy. Proxies must be executed in writing or authorized by the transmission of a telegram, cablegram or other means of electronic transmissions (all to the full extent permitted under the New York Business Corporation Law) by the shareholder or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the shareholder executing it shall have specified a longer duration. Any proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns except as otherwise provided by law.

Section 210. Advance Notice of Proposals. At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) specified in the notice of the meeting, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder, either under this Section 210 or under Article III, Section 302. For business to be properly brought before an annual meeting of shareholders pursuant to clause (c) above, the shareholder must have given timely notice of the proposed business to the Secretary and such business must be a proper matter for shareholder action under the New York Business Corporation Law and business which would be required to be included in the Corporation's proxy statement with respect to the annual meeting under applicable federal securities laws. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to the anniversary of the preceding year's annual meeting of shareholders (the anniversary date for the Corporation's first annual meeting will be deemed to be April 16, 2014) if the date of the annual meeting is not changed more than 30 days from the date of the preceding year's annual meeting and not later than the following dates: (i) at the close of business on the 70th day prior to the anniversary of the preceding year's annual meeting of shareholders if the date of the annual meeting is not changed more than 30 days from the date of the preceding year's annual meeting, provided, however, that if the date of the annual meeting as first publicly announced or disclosed (in a public filing or otherwise) is fewer than 80 days prior to the date of the meeting, such notice shall be given not more than 10 days after such date is first so announced or disclosed, and (ii) with respect to any other annual meeting or special meeting of shareholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting is first made. In no event shall the announcement of an adjournment of an annual meeting or special meeting of shareholders commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth:

A. as to the shareholder giving the notice: (1) the names and business addresses of the shareholder and all Persons (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, through the date of adoption of these By-laws) acting in concert with the shareholder; (2) the names and addresses of the shareholder and the Persons identified in clause (1), as they appear on the Corporation's books (if they so appear); and (3) the class and number of shares of the Corporation beneficially owned by the shareholder and the Persons identified in clause (1);

B. as to the business being proposed: (1) a brief description of the business desired to be brought before the meeting; (2) the reasons for conducting such business at the meeting; and (3) any material interest of the shareholder in such business; and

C. such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the Corporation to consider the proposal and to comply with applicable law.

In addition, for business to be properly brought before an annual meeting of shareholders pursuant to clause (c) above, the shareholder bringing such business before the meeting must be present at the annual meeting in person or by proxy. The person presiding at the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section and that such business shall not be transacted.

Section 211. Record Date. The Board of Directors may fix, in advance, a day and hour not more than 60 days nor fewer than 10 days before the date on which any meeting of the shareholders is to be held, as the time as of which shareholders entitled to notice of and to vote at such meeting and at all adjournments thereof shall be determined; and, in the event such record date and time are fixed by the Board of Directors, no one other than the holders of record on such date and time of shares entitled to notice of and to vote at such meeting shall be entitled to notice of or to vote at such meeting or any adjournment thereof. If a record date and time shall not be fixed by the Board of Directors for the determination of shareholders entitled to notice of and to vote at any meeting of the shareholders, shareholders of record at the close of business on day next preceding the day on which notice of such meeting is given, and no others, shall be entitled to notice of and to vote at such meeting or any adjournment thereof; provided, however, that if no notice of such meeting is given, shareholders of record at the close of business on the day next preceding the day on which such meeting is held, and no others, shall be entitled to vote at such meeting or any adjournment thereof.

ARTICLE III.
BOARD OF DIRECTORS

Section 301. Management by Board of Directors. The management of all affairs, property and business of the Corporation shall be vested in the Board of Directors of no fewer than three (3) and no more than nine (9) persons, the number of directors within such limits to be provided by vote of the Board of Directors. Directors shall be elected at the annual meeting of shareholders by plurality vote for a term ending at the next annual meeting of shareholders and shall hold office until their successors are elected and qualify. Directors need not be shareholders.

Section 302. Nomination for Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 302 shall be considered for and eligible for election as directors of the Corporation. Nominations of persons for election as directors shall be made by the Board of Directors. Shareholders may propose director nominees for consideration by the Board of Directors by complying with the notice procedures set forth in this Section 302. Proposals from shareholders for nominations for directors to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Corporation in writing in accordance with Section 210. In addition to complying with the requirements of Section 210, such shareholder's notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address of such shareholder and of any other person or entity who is the record or beneficial owner of shares of the Corporation and who, to the knowledge of the shareholder giving notice, supports such nominee(s), and (ii) the class and number of shares of the Corporation which are beneficially owned and owned of record by such shareholder and by any other person or entity who is the record or beneficial owner of shares of the Corporation and who, to the knowledge of the shareholder giving the notice, supports such nominee(s). Nominations not made in accordance herewith may, in his or her discretion, be disregarded by the presiding officer of the meeting, and upon his or her instruction, the Corporation may disregard all votes cast for each such nominee. In the event the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of capital stock of the Corporation shall be counted if at least one nomination for that person complies with the procedures set forth in this Section 302.

Section 303. Removal. A director may only be removed for cause by the affirmative vote of a majority of the whole Board of Directors or a majority of the shareholders entitled to vote.

Section 304. Vacancies. All vacancies in the Board of Directors, whether caused by resignation, death, or otherwise, may be filled by majority vote of the remaining directors at any special or regular meeting of the Board of Directors. A director so elected shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualifies.

Section 305. Place of Meetings. Meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place or places as may be designated by the Board of Directors.

Section 306. Regular Meeting. A regular meeting of the Board of Directors shall be held immediately following the Annual Meeting of Shareholders or as soon thereafter as possible to elect officers. Regular meetings of the Board of Directors may be established by the Board of Directors, in which case notice of such meetings shall not be required.

Section 307. Special Meetings. Special Meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, or in his absence by the President, or any Vice President, or by any two directors. Notice of all Special Meetings of the Board of Directors shall be given each director by written or electronic notice at least forty-eight hours prior to the meeting.

Section 308. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business unless otherwise provided by law. Less than a quorum may adjourn any meeting to a subsequent fixed date without further notice.

Section 309. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

Section 310. Absentee Participation in Meetings. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 311. Committees. An Audit Committee, a Compensation Committee, a Nominating Committee, a Corporate Governance and Community Relations Committee and such other committees as the Board may determine from time to time, may be appointed by a majority of the Board of Directors and shall have such authority as shall be delegated to it and permitted by law. Each committee shall keep minutes and report at each meeting of the Board of Directors its activities since the next prior meeting of the Board of Directors.

Section 312. Compensation; Expenses. The Board of Directors by resolution may establish a fixed sum and expenses of attendance to be paid to each director for attendance at each meeting of the Board of Directors; but nothing herein shall prevent directors from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE IV.
OFFICERS

Section 401. Officers. The officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer who shall be elected for one year by majority vote of the Board of Directors at its first meeting after the Annual Meeting of Shareholders in each year, and who shall hold office until their successors are elected and qualify. The Board of Directors may also elect or appoint Assistant Treasurers and Assistant Secretaries, and such other officers or agents as they deem necessary or expedient. Except for the Chairman of the Board of Directors and the President, officers need not be directors of the corporation.

Section 402. Chairman of the Board. The Chairman of the Board shall preside at directors' meetings of the Board of Directors. In case of a vacancy in the office of Chairman of the Board, or in the absence or disability of the Chairman of the Board, the President or other properly elected or appointed officers shall preside at meetings of the Board of Directors.

Section 403. Chief Executive Officer. The Chairman of the Board or the President, whichever is duly appointed by the Board of Directors, shall be the chief executive officer of the Corporation. The chief executive officer shall preside at all shareholders' meetings and shall have general supervision of the affairs of the Corporation; shall sign or countersign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors; shall make reports to the Board of Directors and shareholders; and shall perform such other duties as are incident to his office or are properly required of him by the Board of Directors.

Section 404. President. The President shall have the powers and perform the duties which traditionally pertain to the office, and shall perform all other duties as directed by the Board of Directors or the Chief Executive Officer. In the absence of the Chairman and the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer and in the absence of the Chairman and the Chief Executive Officer, if the President is a director, the Chairman.

Section 405. Chief Financial Officer. The Board of Directors may from time to time designate one of the officers of the Corporation as the Chief Financial Officer. The Chief Financial Officer is responsible for financial planning and record-keeping and shall perform all the powers and duties of the office of the Chief Financial Officer and in general has overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer, the President or as the Board of Directors may from time to time determine. If a Treasurer has not been elected, then the Chief Financial Officer shall be the Treasurer, and shall be considered the "treasurer" for the purposes of the New York Business Corporation Law. The Chief Financial Officer shall report directly to the Chief Executive Officer, or if one has not been appointed, then to the President.

Section 406. Vice Presidents. The Vice Presidents, in the order designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President.

Section 407. Secretary. The Secretary shall issue notices of all meetings, except as otherwise provided herein, shall keep minutes of all meetings, shall have charge of the seal of the Corporation and the corporate books and shall make such reports and perform such other duties as are incident to his office, or are properly required of him or her by the Board of Directors.

Section 408. Assistant Secretaries. The Assistant Secretaries, if any, in the order of their seniority shall in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary, and perform such other duties as the Board of Directors shall prescribe.

Section 409. Treasurer. The Treasurer shall have custody of all the moneys and securities of the Corporation and shall keep regular books of accounts. The Treasurer shall control the disbursement of the funds of the Corporation in payment of just demands. The Treasurer shall render to the Board of Directors from time to time statements of the financial condition of the Corporation. The Treasurer shall give bond for the faithful performance of his or her duties if required by the Board of Directors, to be approved by such Board as to form and surety.

Section 410. Assistant Treasurers. The Assistant Treasurers, if any, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and perform such other duties as the Board of Directors shall prescribe.

Section 411. Absence or Inability. In case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his or her place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

Section 412. Vacancies. Vacancies in any office arising for any cause may be filled by the directors at any regular or special meeting.

Section 413. Removal. The officers of the Corporation may be removed at any time with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any officer may resign his office at any time by submitting a written resignation to the Board of Directors.

Section 414. Compensation. The Compensation Committee shall, in consultation with the Board of Directors, determine the compensation and benefits of the Chief Executive Officer and other executive officers of the Corporation. In the event and to the extent that the Compensation Committee shall not hereafter exercise its discretionary power in respect of all other officers, the compensation to be paid to all other officers shall be determined by the Chief Executive Officer.

ARTICLE V.
SHARES OF CAPITAL STOCK

Section 501. Share Certificates. Certificates of stock shall be signed by the Chairman of the Board of Directors or by the President or any Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. When any such certificate is signed by a transfer agent and by a registrar, the signatures of the Corporation's officers thereon may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be an officer before the certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issue. Certificates of stock shall plainly state on the face the number, kind and class of shares which it represents, and shall conform in all respects to applicable provisions of law.

Section 502. Transfers. Transfers of stock shall be made only upon the transfer books of the Corporation kept at the principal office of the Corporation or of any transfer agents if such shall be designated. Before any new certificate is issued, old certificates must be surrendered for cancellation, properly endorsed or with stock power properly affixed, and with any applicable transfer tax stamps properly affixed.

Section 503. Lost or Destroyed Certificates. In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of loss or destruction, and upon giving satisfactory bond of indemnity to the Corporation and/or to the transfer agent in such sum as the Board of Directors may provide.

Section 504. Dividends. The Board of Directors may fix a time, not more than 60 nor fewer than 10 days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences or rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record for the determination of shareholders entitled to receive any such dividend, distribution, rights or interests, and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution, rights or interests; or in lieu of so fixing a record time may prescribe a period not more than 60 nor fewer than 10 days prior to the date for such payment, distribution or delivery during which no transfer of stock on the books of the Corporation may be made.

ARTICLE VI.
INDEMNIFICATION

Section 601. Indemnification of Directors and Officers. To the full extent authorized or permitted by law, the Corporation shall indemnify any person ("Indemnified Person") made, or threatened to be made, a party to any action or proceeding, whether civil, at law, in equity, criminal, administrative, investigative or otherwise, including any derivative action in the right of the Corporation, by reason of the fact that he or she, his or her testator or intestate, whether before or after adoption of this Article: (a) is or was a director or officer of the Corporation, or

(b) if a current or former director or officer of the Corporation, is serving or served, in any capacity, at the request of the Corporation, any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, or (c) if not a director or officer of the Corporation, is serving or served, at the request of the Corporation, as a director or officer of any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, against all judgments, fines, penalties, amounts paid in settlement (provided the Corporation shall have consented to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including reasonable attorneys' fees and costs of investigation, incurred by such Indemnified Person with respect to any such threatened or actual action or proceeding, and any appeal therein, provided that: (x) the Indemnified Person acted, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful; (y) the acts of the Indemnified Person which were material to the cause of action so adjudicated or otherwise disposed of were not committed in bad faith or were not the result of active and deliberate dishonesty; and (z) the Indemnified Person did not personally gain in fact a financial profit or other advantage to which he or she was not legally entitled. Notwithstanding the foregoing, the Corporation: (a) shall not provide indemnification or advancement of expenses in connection with an action or proceeding (or part thereof) initiated by a director or officer unless the Board of Directors has authorized or consented to such action or proceeding (or part thereof); and (b) unless ordered by a court pursuant to the applicable provisions of the New York Business Corporation Law, the Corporation may not indemnify a director or officer in connection with a proceeding by the Corporation in its own right.

Section 602. Advancement of Expenses. Expenses incurred by an Indemnified Person in connection with any action or proceeding as to which indemnification may be given under Section 601 of this Article VI may be paid by the Corporation in advance of the final disposition of such action or proceeding upon: (a) receipt of a written undertaking by or on behalf of such director or officer to repay such advancement in the event that such director or officer is ultimately found not to be entitled to indemnification as authorized by this Article VI, and (b) approval by the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval in accordance with Section 603(d). To the extent permitted by law, the Board of Directors or, if applicable, the shareholders, shall not be required under this Section 602 to make a determination that the director or officer has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding.

Section 603. Procedure for Indemnification.

(a) Not later than 30 days following final disposition of an action or proceeding with respect to which the Corporation has received written request by an Indemnified Person for indemnification pursuant to this Article, if such indemnification has not been ordered by a court, the Board shall meet and find whether the Indemnified Person met the standard of conduct set forth in Section 601 of this Article, and, if it finds that he or she did, shall authorize such indemnification.

      Such standard shall be found to have been met unless (i) a judgment or other final adjudication adverse to the Indemnified Person establishes that (A) acts of the Indemnified Person were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (B) the Indemnified Person personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; or (ii) if the action or proceeding was disposed of other than by judgment or other final adjudication, the Board finds in good faith that, if it had been disposed of by judgment or other final adjudication, such judgment or other fmal adjudication would have been adverse to the Indemnified Person and would have established (A) or (B) above.
      If indemnification is denied, in whole or part, because of such a finding by the Board in the absence of a judgment or other final adjudication, or because the Board believes the expenses for which indemnification is requested to be unreasonable, such action by the Board shall in no way affect the right of the Indemnified Person to make application therefor in any court having jurisdiction. In such action or proceeding the issue shall be whether the Indemnified Person met the standard of conduct set forth in Section 601 or whether the expenses were reasonable, as the case may be, and not whether the finding of the Board with respect thereto was correct. The determination of such issue shall not be affected by the Board's fmding. If the judgment or other final adjudication in such action or proceeding establishes that the Indemnified Person met the standard set forth in Section 601 or that some or all of the disallowed expenses were reasonable, the Board shall then find such standard to have been met if it has not done so, and shall grant such indemnification, and shall also grant to the Indemnified Person indemnification of the expenses incurred by him or her in connection with the action or proceeding resulting in the judgment or other fmal adjudication that such standard of conduct was met. If pursuant to such court determination such person is entitled to less than the full amount of indemnification denied by the Corporation, the portion of such expenses proportionate to the amount of such indemnification so awarded.

(d) A finding by the Board pursuant to this Section that the standard of conduct set forth in Section 601 has been met shall mean a finding: (i) by a quorum consisting of directors who are not parties to such action or proceeding, or (ii) if such a quorum is not obtainable or, if obtainable, such a quorum is unable to make such a finding and so directs, (A) by the Board upon the written opinion of independent legal counsel to the Corporation that indemnification is proper in the circumstances because the applicable standard of conduct has been met, or (B) by the shareholders upon a finding that such standard has been met. The determination by the Board, counsel or shareholders regarding the standard of conduct is to be made as promptly as is practicable.

Section 604. Contractual Article. This Article shall be deemed to constitute a contract between the Corporation and each director and each officer of the Corporation who serves as such at any time while this Article is in effect. No repeal or amendment of this Article, insofar as it reduces the extent of the indemnification of any person who could be a Indemnified Person, shall without his or her written consent be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to: (a) the date of such repeal or amendment if on that date he or she is not serving in any capacity for which he or she could be a Indemnified Person; (b) the 30th day following delivery to him or her of written notice of such amendment as to any capacity in which he or she is serving on the date of such repeal or amendment, other than as a director or officer of the Corporation, for which he or she could be a Indemnified Person; or (c) the later of the 30th day following delivery to him or her of such notice or the end of the term of office (for whatever reason) he or she is serving as director or officer of the Corporation when such repeal or amendment is adopted, with respect to being an Indemnified Person in that capacity. No amendment of New York State's Business Corporation Law shall, insofar as it reduces the permissible extent of the right of indemnification of an Indemnified Person under this Article, be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to the effective date of such amendment. This Article shall be binding on any successor to the Corporation, including any corporation or other entity which acquires all or substantially all of the Corporation's assets.

Section 605. Insurance. The Corporation may, but need not, maintain insurance insuring the Corporation or persons entitled to indemnification under Section 601 of this Article for liabilities against which they are entitled to indemnification under this Article or insuring such persons for liabilities against which they are not entitled to indemnification under this Article.

Section 606. Non-exclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person covered hereby may be entitled other than pursuant to this Article. The Corporation is authorized to enter into agreements with any such person or persons providing them rights to indemnification or advancement of expenses in addition to the provisions therefor in this Article to the full extent permitted by law.

ARTICLE VII.
GENERAL

Section 701. Fiscal Year. The fiscal year of the Corporation shall begin on the 1st day of October in each year and end on the 30th day of September in each year.

Section 702. Severability. If any provision of these By-laws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these By-laws and such other provisions shall continue in full force and effect.

ARTICLE VIII.
AMENDMENT OF BY-LAWS

Section 801. Amendment or Repeal. By-laws of the Corporation may be adopted, amended or repealed: (a) at any meeting of shareholders, notice of which shall have referred to the proposed action, by the vote of the holders of a majority of the shares of the Corporation at the time entitled to vote in the election of any directors, or (b) at any meeting of the Board of Directors, notice of which need not refer to the proposed action, by the vote of a majority of the entire Board of Directors. Any by-law adopted by the Board of Directors may be amended or repealed by the shareholders at any annual or special meeting of the shareholders.